Certification Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 302 of The Sarbanes-Oxley Act of 2002


I, Najeeb Ghauri, certify that:

1. I have reviewed this annual report on Form 10-KSB/A of NetSol Technologies, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

4. NetSol Technologies, Inc.'s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the NetSol Technologies, Inc. and have:

            a. Have caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to NetSol Technologies, Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and,

            b. Evaluated the effectiveness of NetSol Technologies, Inc.'s disclosure controls and procedures and present in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation.


Date: July 21, 2004                   /s/ Najeeb Ghauri
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                                          Najeeb Ghauri
                                          Chief Financial Officer